[KPMG LOGO]


                                                                      Exhibit 23



                              Consent of KPMG LLP


The Board of Directors
Midas, Inc.



We consent to incorporation by reference in Registration Statement Nos. 333-44625, 333-44797, 333-58363 and 333-42196 on Form S-8 of Midas, Inc. of our
report dated February 21, 2002 relating to the balance sheets of Midas as of the end of fiscal years 2001 and 2000, and the related statements of operations, cash flows and changes in shareholders' equity for each of the fiscal years 2001, 2000 and 1999, which report is incorporated by reference in the 2001 annual report on Form 10-K of Midas, Inc.



                                         [KPMG LLP LOGO APPEARS HERE]


Chicago, Illinois
March 21, 2002